Exhibit 5.1

1740 Broadway	T: 212.468.4800	www.dglaw.com
New York, NY 10019	F: 212.468.4888

June 3, 2009

WPP Finance (UK)

WPP plc

WPP Air 1 Limited

WPP 2008 Limited

WPP 2005 Limited

6 Ely Place

Dublin 2, Ireland

Ladies and Gentlemen:

We have acted as U.S. counsel to WPP Finance (UK), a private unlimited liability company incorporated under the laws of England and Wales (the “Company”), WPP plc, a public company limited by shares in Jersey (“WPP”), WPP AIR 1 Limited, a company limited by shares in Ireland (“WPP Air 1”), WPP 2008 Limited, a private limited company incorporated under the laws of England and Wales (“WPP 2008”) and WPP 2005 Limited, a private limited company incorporated under the laws of England and Wales (together with WPP, WPP Air 1 and WPP 2008 collectively, the “Guarantors”), in connection with the preparation of the Registration Statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, together or separately and in one or more series (if applicable), of debt securities of the Company with or without guarantees of the Guarantors (the “Debt Securities” and the “Guarantees,” respectively). The Debt Securities and Guarantees are referred to herein collectively as the “Securities.” The Securities being registered under the Registration Statement will be offered pursuant to the provisions of Rule 415 under the Securities Act.

Unless otherwise provided in a prospectus supplement forming part of the Registration Statement relating to a particular series of Debt Securities, the Debt Securities and the Guarantees are to be issued or granted under an indenture (the “Indenture”) to be entered into among the Company, the Guarantors and Wilmington Trust Company, as trustee (the “Trustee”).

In rendering the opinions expressed below, we have examined the Registration Statement, including the Indenture, which is incorporated by reference therein as an exhibit. The Indenture, the Debt Securities and the Guarantees are referred to collectively herein as the “Agreements.” We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and letters of public officials, such other instruments and such legal matters as we have deemed necessary as the basis for the opinions hereinafter expressed.

DAVIS & GILBERT LLP

WPP Finance (UK)

WPP plc

WPP Air 1 Limited

WPP 2008 Limited

WPP 2005 Limited

June 3, 2009

For the purposes hereof, we have assumed, with your permission and without independent verification of any kind: (a) that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine and authorized; (b) the legal capacity of all natural persons; (c) that all documents submitted to us as originals or duplicate originals are authentic; (d) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents; and (e) that the Agreements will conform to the forms thereof that we have reviewed. As to questions of fact relevant to this opinion, we have assumed the accuracy of the representations and warranties of the Company and the Guarantors in the applicable Agreements and have relied upon certificates and oral or written statements and other information of public officials, officers and representatives of the Company and the Guarantors.

In rendering the opinions expressed below, we have assumed, with your permission and without any independent investigation or verification of any kind, that: (i) each party to the Agreements (individually, the “Party” and collectively, the “Parties”) has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation and of each other jurisdiction in which the conduct of its business or the ownership of its property makes qualification to do business necessary; (ii) each of the Parties has full power and authority to execute, deliver and perform the Agreements to which it is or will be a party; (iii) the Agreements have been duly authorized by all necessary corporate action on the part of the Company and the Guarantors and will be duly executed and delivered by the Company and the Guarantors, (iv) the execution, delivery and performance of the Agreements by each of the Parties does not and will not violate the charter, by-laws, memorandum of association, articles of association or other organizational documents of any of the Parties; and (v) the performance of all obligations of the Trustee under the Indenture has been duly authorized by all requisite action by the Trustee, and the Indenture has been duly executed and delivered by the Trustee and is a valid and binding agreement of the Trustee enforceable against the Trustee in accordance with their terms.

We have also assumed that, so far as the laws of England, Jersey and Ireland are concerned, the Agreements will constitute legal, valid and binding obligations of the Company and the Guarantors and that such laws do not qualify or affect our opinions as set out below.

DAVIS & GILBERT LLP

WPP Finance (UK)

WPP plc

WPP Air 1 Limited

WPP 2008 Limited

WPP 2005 Limited

June 3, 2009

Based on the foregoing, and such examination of law as we have deemed necessary, and subject to the further assumptions and qualifications set forth below, we are of the opinion that:

1. Assuming due authentication of the Debt Securities by the Trustee, the Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

2. Assuming due authentication of the Debt Securities by the Trustee, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms and entitled to the benefits of the Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company or the Guarantors, we have assumed that the Company, the Guarantors and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Debt Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company and the Guarantors regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities in relation to transactions of the kind contemplated in the Registration Statement).

In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement will be effective and will comply with all applicable laws at the time any Securities are offered, issued or granted as contemplated by the Registration Statement, (ii) the terms of all Debt Securities and Guarantees will conform to the forms thereof contained in the Indenture, and the terms of all Securities will not violate any applicable law or conflict with any matter of public policy in New York, result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantors, as the case may be, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantors, as applicable, (iii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (iv) the Company will authorize, approve and establish the final terms and conditions of the offering and issuance of the Debt Securities, will enter, together with the Trustee, into any necessary

DAVIS & GILBERT LLP

WPP Finance (UK)

WPP plc

WPP Air 1 Limited

WPP 2008 Limited

WPP 2005 Limited

June 3, 2009

supplemental indenture relating to such Securities and will take any other appropriate additional corporate action, (v) the Guarantors will authorize, approve and establish the final terms and conditions of the offering and issuance or grant of the Guarantees, will enter, together with the Trustee, into any necessary supplemental indenture relating to such Securities and will take any other appropriate additional corporate action, and (vi) certificates, if required, representing the Securities, will be duly executed and delivered and, to the extent required by the applicable indenture, duly authenticated and countersigned.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist. We note that the designation in Section 114 of the Indenture of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to the Debt Securities or the Indenture is (notwithstanding the waiver in Section 114) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether such court would order the conversion of such judgment into U.S. dollars.

We express no opinion as to (i) the enforceability of Section 1012 of the Indenture providing for indemnification by the Company and the Guarantors of the Trustee and the holders of the Debt Securities against any loss in obtaining the currency due to the Trustee or such holders of the Debt Securities from a court judgment in another currency, (ii) the effect of any failure to provide the Guarantor with written notice of any default that would require a payment under the Agreements or (iii) the effect of any modification or amendment to the Agreements that materially affects the obligations of the Guarantor without the consent of the Guarantor.

Our opinions are subject to the qualifications that:

A. Under New York law a court may refuse to enforce, or may limit the application of, a contract or a clause thereof that the court finds unconscionable.

DAVIS & GILBERT LLP

WPP Finance (UK)

WPP plc

WPP Air 1 Limited

WPP 2008 Limited

WPP 2005 Limited

June 3, 2009

B. We express no opinion as to any matter that is affected by any actual fact or circumstance inconsistent with or contrary to any assumption set forth herein or in any document referred to herein.

C. The opinions set forth in paragraphs 1 and 2 above are subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. Accordingly, no opinion is given herein as to the availability of specific performance or equitable relief of any kind, or the effect of any law of any jurisdiction regarding fraudulent conveyance or fraudulent transfer.

D. No opinion is given herein as to (i) the availability of the right to accelerate any obligation and certain remedies provided for in the Agreements in the event of a nonmaterial default or (ii) the enforceability of any provision of the Agreements relating to cumulation of remedies or waiving the remedy of specific performance.

E. We express no opinion as to the enforceability of (i) provisions that purport to establish evidentiary standards, (ii) provisions exculpating a party from, or indemnifying a party for (or entitling a party to contribution in a case involving), its own negligence, willful misconduct or violation of securities or other laws, (iii) provisions relating to the discharge of defenses or disclaimers, liability limitations or limitations of the obligations of the Company or the Guarantors under any of the Agreements, (iv) provisions relating to choice of law, or (v) provisions purporting to waive illegality as a defense to performance of contract obligations.

F. We express no opinion as to the enforceability of any section of the Agreements to the extent it purports to waive any objection a person may have that a suit, action or proceeding has been brought in an inconvenient forum.

G. We express no opinion with respect to the effect of any provision of the Agreements that (i) is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto, or (ii) imposes penalties or forfeitures.

DAVIS & GILBERT LLP

WPP Finance (UK)

WPP plc

WPP Air 1 Limited

WPP 2008 Limited

WPP 2005 Limited

June 3, 2009

H. We express no opinion as to the enforceability of any contractual provision in the Agreements relating to waiver of jury trial, process or other procedural right, to the extent enforcement thereof is contrary to federal or state securities laws and the public policy underlying such laws.

I. We express no opinion as to the enforceability of any right or obligation to the extent that the same has been varied by course of dealing or performance.

In addition, we note that the waiver of defenses relating to the Guarantee in Section 1301 of the Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York.

The opinions set forth in this letter relate only to the federal laws of the United States of America and the laws of the State of New York.

This opinion letter is issued on the date hereof. Our engagement with respect to this opinion does not require and shall not be construed to constitute a continuing obligation on our part to notify or otherwise inform the addressees hereof of the amendment, repeal or other modification of the applicable laws or judicial decisions that served as the basis for our opinion or laws or judicial decisions hereafter enacted or rendered which impact on our opinion.

This letter is furnished by us as U.S. counsel to the Company and the Guarantors to you and is solely for your benefit and may not be furnished to or relied upon by any other person, firm or entity whatsoever for any purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Validity of Securities” in the prospectus that is included in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

            /s/ Davis & Gilbert LLP